Exhibit 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use of our report incorporated herein by reference, and to the reference to our firm under the heading "Experts" in this Prospectus.


KPMG Peat Marwick LLP

Los Angeles, California
June 27, 1997

                                 EXHIBIT INDEX




Exhibit                                                   Page Number in Signed
No.                     Description                      Registration Statement

5.1       Opinion of Robinson Silverman Pearce Aronsohn &
          Berman LLP as to legality of securities being registered.

23.1      Consent of Robinson Silverman Pearce Aronsohn &
          Berman LLP (included as part of Exhibit 5.1).

23.2      Consent of Coopers & Lybrand LLP
          (included herewith as page II-5).

23.3      Consent of KPMG Peat Marwick LLP
          (included herewith as page II-6).

24.1      Power of attorney (included on signature page).